EXHIBIT 99.1
Un-Carrier Momentum Continues as Customers Continue
to Choose T-Mobile Over the Competition

2014 Delivers the Biggest Year of Net Customer Additions in Company History

Preliminary Full Year 2014 Customer Highlights:

•	8.3 million total net customer additions

•	4.9 million branded postpaid net customer additions

•	4.0 million branded postpaid phone net customer additions

•	265 million people now covered by the nation’s fastest 4G LTE network

Preliminary Fourth Quarter 2014 Customer Highlights:

•	2.1 million total net customer additions

•	1.3 million branded postpaid net customer additions

•	1.0 million branded postpaid phone net customer additions

•	266,000 branded prepaid net customer additions

BELLEVUE, Wash. - January 7, 2015 - T-Mobile US, Inc. (NYSE: TMUS) today provided a preliminary view of key customer results for the fourth quarter of 2014, once again demonstrating the strength of the momentum and positive customer response to its Un-carrier initiatives.

“We continued to take share from our competitors and attracted 8.3 million net customers in 2014 who were looking for value, simplicity and transparency,” said John Legere, President and CEO of T-Mobile. “While my competitors are hiding behind less valuable connected device subscriber additions and managing profit expectations to the downside, T-Mobile delivered over 2.1 million customers in Q4, while managing the balance between growth and profitability. Needless to say, 2014 was a record breaking year.”

Preliminary Fourth Quarter 2014 Customer Results

In the fourth quarter, T-Mobile added 2.1 million net customers. This was the seventh quarter in a row that the Company has generated more than 1 million net customer additions. For the full-year 2014, T-Mobile added 8.3 million net customers, an 89% increase from the prior year.

T-Mobile also reported ongoing strength with respect to its branded postpaid customers in the fourth quarter of 2014. Branded postpaid net customer additions were 1.3 million, which represents a 47% improvement compared to the fourth quarter of 2013. Branded postpaid phone net additions were over 1.0 million. For the full-year 2014, the Company reported branded postpaid net customer additions of 4.9 million, significantly above the revised guidance for branded postpaid net customer additions of 4.3 and 4.7 million provided in connection with the third quarter of 2014 earnings.

Branded prepaid net customer additions in the fourth quarter of 2014 were 266,000. Year-over-year, the improved performance was due to the continued strength of the MetroPCS brand.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

The strength of T Mobile’s customer proposition is also reflected in the postpaid porting ratios with the Company attracting customers at an overall ratio of 2.1 to 1.0 versus the competition for full-year 2014. For the fourth quarter of 2014 T-Mobile saw positive postpaid porting ratios of 1.4 versus Verizon, 1.8 versus AT&T, and 2.2 versus Sprint. These strong porting trends have continued at similar levels into the new year. Simply put, T-Mobile continues to take share from each of the three other national carriers.

“Porting ratios have been in our favor vs. the competition for seven consecutive quarters and it looks like we will continue to beat everyone on total postpaid phone adds as well,” continued Legere. “We are not slowing down, and customers know it. Just a few weeks ago we unveiled Un-carrier™ 8.0, introducing Data Stash™ with 10GB free LTE data to qualifying Simple Choice™ customers. Now we are the only national provider to let you roll over your unused high-speed data. Clearly customers are seeing through the tricks and the confusion that the other guys offer and coming to T-Mobile for our solutions.”

Wholesale net customer additions in the fourth quarter of 2014 were 586,000, compared to 555,000 in the third quarter of 2014 and 664,000 in the fourth quarter of 2013. Machine to Machine (M2M) net customer additions were 152,000 and Mobile Virtual Network Operator (MVNO) net customer additions were 434,000.

T-Mobile’s 4G LTE network, the nation’s fastest based on download speed tests, now covers 265 million people. Wideband LTE is available in 121 metro areas, including most recently New York City. The Company has started deploying its 700 MHz A-Block low-band spectrum with service launched in Washington, DC, Minneapolis, Colorado Springs, and Cleveland. In total, T-Mobile owns or has agreements to own 700 MHz A-Block spectrum covering nearly 190 million people.

America’s Un-carrier plans to share more details and its full financial results for fourth quarter and full-year 2014 later in February.

Preliminary Customer Results

The following table sets forth the number of ending customers:

	As of			% Change
(in thousands)	December 31, 2014 (1)	September 30, 2014	December 31, 2013	Qtr/Qtr	Year/Year
Customers, end of period
Branded postpaid phone customers	25,844	24,807	21,797	4.2%	18.6%
Branded postpaid mobile broadband customers	1,341	1,102	502	21.7%	NM
Total branded postpaid customers	27,185	25,909	22,299	4.9%	21.9%
Branded prepaid customers	16,316	16,050	15,072	1.7%	8.3%
Total branded customers	43,501	41,959	37,371	3.7%	16.4%
M2M customers	4,421	4,269	3,602	3.6%	22.7%
MVNO customers	7,096	6,662	5,711	6.5%	24.3%
Total wholesale customers	11,517	10,931	9,313	5.4%	23.7%
Total customers, end of period	55,018	52,890	46,684	4.0%	17.9%
NM - Not meaningful.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

The following table sets forth the number of net customer additions on a pro forma combined basis:

	Three Months Ended			% Change		Year Ended		% Change
(in thousands)	December 31, 2014 (1)	September 30, 2014	December 31, 2013	Qtr/Qtr	Year/Year	2014 (1)	2013 (2)	2014 vs 2013
Net customer additions
Branded postpaid phone customers	1,037	1,175	800	(11.7)%	29.6%	4,047	1,938	NM
Branded postpaid mobile broadband customers	239	204	69	17.2%	NM	839	68	NM
Total branded postpaid customers	1,276	1,379	869	(7.5)%	46.8%	4,886	2,006	NM
Branded prepaid customers	266	411	112	(35.3)%	NM	1,244	359	NM
Total branded customers	1,542	1,790	981	(13.9)%	57.2%	6,130	2,365	NM
M2M customers	152	222	172	(31.5)%	(11.6)%	819	512	60.0%
MVNO customers	434	333	492	30.3%	(11.8)%	1,385	1,531	(9.5)%
Total wholesale customers	586	555	664	5.6%	(11.7)%	2,204	2,043	7.9%
Total net customer additions	2,128	2,345	1,645	(9.3)%	29.4%	8,334	4,408	89.1%
NM - Not meaningful.

(1) The Company's customer results for the fourth quarter and full year of 2014 are preliminary and subject to completion of the Company's year-end closing review procedures. Full fourth quarter results are expected to be released later in February.
(2) For comparability purposes, the year ended 2013 results above represent T-Mobile USA and MetroPCS on a pro forma combined basis as if the business combination had occurred at the beginning of 2013.

About T-Mobile US, Inc.:

As America's Un-carrier, T-Mobile US, Inc. (NYSE: TMUS) is redefining the way consumers and businesses buy wireless services through leading product and service innovation. The Company's advanced nationwide 4G LTE network delivers outstanding wireless experiences to more than 55 million customers who are unwilling to compromise on quality and value. Based in Bellevue, Washington, T-Mobile US provides services through its subsidiaries and operates its flagship brands, T-Mobile and MetroPCS. For more information, please visit http://www.T-Mobile.com.

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Any statements made herein that are not statements of historical fact, including statements about T-Mobile US, Inc.'s plans, outlook, beliefs, opinion, projections, guidance, strategy, integration of MetroPCS, expected network modernization and other advancements, are forward-looking statements. Generally, forward-looking statements may be identified by words such as "anticipate," "expect," "suggests," "plan," “project,” "believe," "intend," "estimates," "targets," "views," "may," "will," "forecast," and other similar expressions. The forward-looking statements speak only as of the date made, are based on current assumptions and expectations, and involve a number of risks and uncertainties. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: our ability to compete in the highly competitive U.S. wireless telecommunications industry; adverse conditions in the U.S. and international economies and markets; significant capital commitments and the capital expenditures required to effect our business plan; our ability to adapt to future changes in technology, enhance existing offerings, and introduce new offerings to address customers' changing demands; changes in legal and regulatory requirements, including any change or increase in restrictions on our ability to operate our network; our ability to successfully maintain and improve our network, and the possibility of incurring additional costs in doing so; major equipment failures; severe weather conditions or other force majeure events; and other risks described in our filings with the Securities and Exchange Commission, including those described in our Annual Report on Form 10-K filed with the Securities and

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

Exchange Commission on February 25, 2014. You should not place undue reliance on these forward-looking statements. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Press Contact:	Investor Relations Contact:
Media Relations	Nils Paellmann
T-Mobile US, Inc.	T-Mobile US, Inc.
mediarelations@t-mobile.com	877-281-TMUS or 212-358-3210
http://newsroom.t-mobile.com	investor.relations@t-mobile.com
http://investor.t-mobile.com

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com
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